SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                         Date of Report:  July 10, 2000

                       Commission File Number:  000-30567


                           Last Company Clothing, Inc.

 Nevada                                                               88-0422308
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

24843  Del  Prado,  Suite  318,  Dana  Point  CA                           92626
(Address of principal executive offices)                              (Zip Code)

Registrant's  telephone  number,  including  area  code:          (949) 248-8933


                ITEM  1.  CHANGE  OF  CONTROL  OF  REGISTRANT.

     On July 5, 2000, pursuant to Majority Shareholder Action, the following proposals were adopted which result in a change of control of this Corporation.

     (1)  Increase  the  number  of  directors  to  a  maximum  of  15.

     (2) Approve and empower the Board of Directors to effect, a forward split of the issuer's common stock, every one share to become two shares, including the increase of authorized capital from 50,000,000 to 100,000,000 shares.

          The record date for entitlement to the forward split is July 20, 2000. The date for distribution of the additional one share for every share owned, as of the close of business on July 20, 2000, shall be July 28, 2000.

     (3) Ratify and Approve the acquisition of M-I Vascular Innovations, Inc., in exchange for the issuance of common shares on a one-to-one basis, not to exceed 20,000,000 post-split shares.

     (4) Approve and authorize a change of the corporate name to become MIVI Biomedical Technologies, Inc., or similar name at the discretion of the Board of Directors.

     (5) Elect the following persons as directors to take office upon closing of acquisition of MIVI Biomedical Technologies, Inc., or similar name: (5.1) Dr. Robert Ian Gordon Brown, (5.2) Dr. Jean-Francois Marquis, (5.3) James D. Davidson, (5.4) Alan P. Lindsay, (5.5) Zhi-Yong (John) Ma, (5.6) Ronald L.
Handford, (5.7) Kita Tosetti, (5.8) Peter K. Jensen, (5.9) Michael Smorch, and (5.10) Stephen Walters.


     ITEM  2.  ACQUISITION  OR  DISPOSITION  OF ASSETS. Please see Item 1 above.


     ITEM  3.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.  None.

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     ITEM  4.  BANKRUPTCY  OR  RECEIVERSHIP.  None.


     ITEM  5.  OTHER  EVENTS.  None.


     ITEM 6. CHANGES OF REGISTRANT'S DIRECTORS. The following persons shall be and become the Board of Directors of this reorganized corporation to take office upon closing of acquisition of MIVI Biomedical Technologies, Inc., or similar name: (1) Dr. Robert Ian Gordon Brown, (2) Dr. Jean-Francois Marquis, (3) James
D. Davidson, (4) Alan P. Lindsay, (5) Zhi-Yong (John) Ma, (6) Ronald L. Handford, (7) Kita Tosetti, (8) Peter K. Jensen, (9) Michael Smorch, and (10) Stephen Walters.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

July  10,  2000

                           LAST COMPANY CLOTHING, INC.


                                       by

                               /s/William Stocker
                               ------------------
                                 William Stocker
                           special securities counsel

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